Exhibit 99.2

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE November 6, 2014	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS REGULAR SEMI-ANNUAL CASH DIVIDEND

TULSA, OK, November 6, 2014 - AAON, Inc. (NASDAQ-AAON), today announced at a meeting of the Board of Directors on November 4, 2014, the Board declared a regular semi-annual cash dividend of $0.09 per share. The next dividend will be paid to stockholders of record as of the close of business on December 2, 2014, with a payment date of December 23, 2014.

AAON, Inc. is a manufacturer of air conditioning and heating equipment consisting of rooftop units, chillers, outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, commercial self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.